                                                              Exhibit 99.A(3)(b)

[LOGO MANULIFE NEW YORK]    SELLING AGREEMENT

                            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK

                            Home Office:
                            The Manufacturers Life Insurance Company of New York 100 Summit Lake Drive
                            2nd Floor
                            Valhalla, New York 10595

AGREEMENT by and between The Manufacturers Life Insurance Company of New York ("Manulife New York"), a New York Corporation; Manulife Financial Securities LLC, a Delaware limited liability company which is a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"), a member of the National Association of Securities Dealers, Inc. ("NASD") and duly appointed and licensed with Manulife New York; and

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(General Agent) and, for securities regulated insurance Contracts

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(Selling Broker-Dealer), a registered broker-dealer and member of the NASD.

I. INTRODUCTION

         WHEREAS, Manulife New York has issued certain insurance and annuity Contracts, some of which are registered under the Securities Act of 1933 (the "1933 Act") (hereinafter referred to as the Contract or Contracts collectively); and

         WHEREAS, Manulife New York has, pursuant to an Underwriting and Distribution Agreement, appointed Manulife Financial Securities as principal underwriter and exclusive representative for the distribution of the Contracts and has authorized Manulife Financial Securities to enter into agreements, subject to the consent of Manulife New York, with Selling Broker-Dealers and/or General Agents for the distribution of the Contracts; and

         WHEREAS, Selling Broker-Dealer and/or General Agent wish to participate in the distribution of the Contracts;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

II. APPOINTMENT

         Subject to the terms and conditions of this Agreement, Manulife New York and Manulife Financial Securities hereby appoint _____________________ ______________________________________ as General Agent and, if applicable,
_________________________________ as Selling Broker-Dealer as for the
solicitation of applications for the purchase of the Contracts, and General Agent and, if applicable, Selling Broker-Dealer accept such appointment.

         It is mutually agreed that the General Agent and Selling Broker-Dealer are independent contractors. Accordingly, they are neither obliged, nor expected to give full time and energies to the sale of the contracts, nor are they obliged or expected to represent Manulife Financial Securities or Manulife New York exclusively. However, Manulife New York reserves the right to set minimum production requirements for the General Agent and failure to meet such requirements may be cause for termination.


                                  Page 1 of 8
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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

III. AUTHORITY AND DUTIES OF GENERAL AGENT

A. LICENSING AND APPOINTMENT OF SUB-AGENTS

          General Agent is authorized to appoint sub-agents to solicit sales of the Contracts. General Agent warrants that all sub-agents appointed by General Agent pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that sub-agent is fully licensed under the applicable insurance laws, and, in connection with securities regulated Contracts, is a fully registered representative of Selling Broker-Dealer. General Agent shall prepare and transmit the appropriate licensing and appointment forms to Manulife New York. General Agent shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for sub-agents. All fees payable to such regulatory authorities in connection with the initial Manulife New York appointment of sub-agents who already possess necessary licenses shall be paid by Manulife New York. Any renewal license fees due after the initial appointment shall be paid by General Agent. General Agent shall periodically provide Manulife New York with a list of all sub-agents appointed by General Agent and the jurisdictions where such sub-agents are licensed to solicit sales of the Contracts. Manulife New York shall periodically provide General Agent with a list which shows: 1) the jurisdiction where Manulife New York is authorized to do business; and 2) any limitations on the availability of the Contracts in any of such jurisdictions. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as sub-agents submitted by General Agent.

B. REJECTION OF SUB-AGENT

         Manulife Financial Securities or Manulife New York may, by written notice to General Agent, refuse to permit any sub-agent the right to solicit applications for the sale of any of the Contracts, require General Agent to cause any sub-agent to cease such solicitations or sales and cancel the appointment of any Sub-agent.

C. SUPERVISION OF SUB-AGENTS

         General Agent shall supervise any sub-agent appointed pursuant to this agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each sub-agent. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall not be responsible for those supervisory responsibilities belonging to Selling Broker-Dealer under applicable securities laws, which include, but are not limited to, supervising and training sub-agents in their capacity as registered representatives. Nothing contained in this Agreement or otherwise shall be deemed to make any sub-agent appointed by General Agent an employee or agent of Manulife New York or Manulife Financial Securities. Manulife New York and Manulife Financial Securities shall not have any responsibility for the training and supervision of any sub-agent or any other employee of General Agent. If the act or omission of a sub-agent or any other employee of General Agent is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to Manulife New York or Manulife Financial Securities, General Agent shall be responsible and liable therefor.

         Before a sub-agent is permitted to sell securities regulated Contracts, General Agent, Selling Broker-Dealer and sub-agent shall have entered into a written agreement pursuant to which: 1) sub-agent is appointed a sub-agent of General Agent and a registered representative of Selling Broker-Dealer; 2) sub-agent agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and 3) that sub-agent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.

IV. AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

A. SUPERVISION OF REGISTERED REPRESENTATIVES

         Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including sub-agents of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities-regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities. Broker-Dealer shall: 1) train and supervise sub-agents, in their capacity as registered representatives, in the sale of securities regulated Contracts; 2) use its best efforts to cause such sub-agents to qualify under applicable federal and state laws to engage in the sale of securities regulated Contracts; 3) provide Manulife New York to its satisfaction, with evidence of sub-agents' qualifications to sell securities regulated Contracts; and 4) notify Manulife New York if any of such sub-agent ceases to be a registered representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a sub-agent must be a registered representative of Selling Broker-Dealer before engaging in the solicitation of any securities-regulated Contracts and have entered into the written agreement more fully described in Section III, Paragraph C. Manulife New York and Manulife Financial Securities shall not have any responsibility for the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage, or liability (including reasonable attorneys' fees) to Manulife New York or


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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

Manulife Financial Securities, Selling Broker-Dealer shall be responsible and liable therefor. Selling Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the sub-agents. Upon request of Manulife Financial Securities, Selling Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

V. AUTHORITY AND DUTIES OF GENERAL AGENT AND SELLING BROKER-DEALER

A. CONTRACTS

          The securities and insurance regulated Contracts issued by Manulife New York to which this Agreement applies are listed in Schedule I, which may be amended from time to time by Manulife New York. Manulife New York, in its sole discretion with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contracts. Manulife New York also has the right to amend any Contracts at any time.

B. SECURING APPLICATIONS

          Each application for a Contract shall be made on an application form provided by Manulife New York, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and sub-agent shall be remitted promptly in full, together with such application form and any other required documentation, directly to Manulife New York at the address indicated on such application or to such other address as may be designated. Selling Broker-Dealer and General Agent shall review all such applications for completeness. All applications are subject to acceptance or rejection by Manulife New York in its sole discretion.

C. RECEIPT OF MONEY

          All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of Manulife New York and shall be transmitted immediately in accordance with the administrative procedures of Manulife New York without any deduction or offset for any reason including but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between Manulife New York and Selling Broker-Dealer or General Agent. Check or money order in payment of such Contracts should be made payable to the order of "The Manufacturers Life Insurance Company of New York."

D. NOTICE OF SUB-AGENT'S NONCOMPLIANCE

          Selling Broker-Dealer shall notify Manulife Financial Securities and General Agent in the event a sub-agent fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and sub-agent referred to in Section III, Paragraph C and Section IV, Paragraph A, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its sub-agents. Selling Broker-Dealer or General Agent shall also immediately notify such sub-agent that he or she is no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such sub-agent relating to the Contracts.

E. SALES PROMOTION, ADVERTISING AND PROSPECTUSES

          No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any sub-agents unless the specific item has been approved in writing by Manulife Financial Securities and Manulife New York prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling Broker-Dealer, with prospectuses relating to securities-regulated Contracts. Selling Broker-Dealer and General Agent shall be provided with such other material as Manulife Financial Securities and Manulife New York determine necessary or desirable for use in connection with sales of the Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.

VI. COMPENSATION

A. COMMISSIONS AND FEES

          Commissions and fees payable to Selling Broker-Dealer or General Agent in connection with the securities-regulated Contracts shall be paid by Manulife Financial Securities to Selling Broker-Dealer or General Agent, or as otherwise required by law. Commissions and fees payable to Selling Broker-Dealer, General Agent or sub-agent in connection with the insurance-regulated Contracts shall be paid by Manulife Financial Securities to Selling Broker-Dealer or General Agent, or as otherwise required by law. Selling Broker-Dealer or General Agent, as applicable, shall paysub-agent.


                                  Page 3 of 8
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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

For non-securities-regulated Contracts, at the request of the General Agent, the Company, at its discretion, may agree to act as the General Agent's paying agent and make payments of compensation directly to such sub-agents and such other appropriate parties who are not employees of the General Agent but are appointed with the Company and are entitled to compensation from the General Agent in connection with the sale of Contracts hereunder as the General Agent may designate from time to time (collectively referred to herein as "Designated Payees" and individually as "Designated Payee").

Manulife Financial Securities will provide Selling Broker-Dealer and General Agent with a copy of its current Contracts, Commissions and Fees Schedule. Unless otherwise provided in the Contracts, Commissions and Fees Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by Manulife New York on applications obtained by the various sub-agents appointed by General Agent hereunder. Selling Broker-Dealer and General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination of this Agreement or on contracts in force at time of termination of this agreement, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fees Schedule, or for any other amounts advanced by or otherwise due Manulife Financial Securities or Manulife New York hereunder. No commission shall be paid in excess of the limits of Section 4228 of the New York Insurance Law and no expense allowance payment shall be made in excess of the amount approved for payment by Manulife New York pursuant to New York Insurance Department Regulation No. 49. Commissions and any expense allowance payment shall be immediately refunded to Manulife Financial Securities by General Agent or Selling Broker-Dealer, if for any reason, Manulife New York returns all or a portion of monies paid in respect of a Contract.

B. TIME OF PAYMENT

         Manulife Financial Securities will pay any commissions due General Agent hereunder within fifteen (15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by Manulife New York.

C. AMENDMENT OF SCHEDULES

         Manulife Financial Securities and Manulife New York may, upon at least ten (10) days' prior written notice to Selling Broker-Dealer and General Agent, change the Contracts, Commissions and Fees Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by Manulife New York after the effective date of such notice.

D. PROHIBITION AGAINST REBATES

         Manulife Financial Securities or Manulife New York may terminate this Agreement if Selling Broker-Dealer, General Agent or any sub-agent of General Agent rebates, offers to rebate or withholds any part of any Payments on the Contracts. If Selling Broker-Dealer, General Agent or any sub-agent of General Agent shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Selling Broker-Dealer or General Agent hereunder shall cease and terminate.

E. INDEBTEDNESS AND RIGHT OF SET OFF

         Nothing contained in this Agreement shall be construed as giving the Selling Broker-Dealer or General Agent the right to incur any indebtedness on behalf of Manulife Financial Securities or Manulife New York. Selling Broker-Dealer and General Agent hereby authorize Manulife Financial Securities to set off liabilities of Selling Broker-Dealer and General Agent to Manulife Financial Securities and Manulife New York against any and all amounts otherwise payable to Selling Broker-Dealer or General Agent.


VII. GENERAL PROVISIONS

A. WAIVER

          Failure of any party to insist upon strict compliance with any of the conditions of the Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B. LIMITATIONS

          No party other than Manulife New York shall have the authority to 1) make, alter, or discharge any Contract issued by Manulife New York; 2) waive any forfeiture or extend the time of making any Payments; or 3) enter into any proceedings in a court of law or before a regulatory agency in the


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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)
name of or on behalf of Manulife New York. No party other than Manulife Financial Securities and Manulife New York, respectively, shall have the authority to: 1) alter the forms which Manulife Financial Securities prescribes, or substitute other forms in place of those prescribed by Manulife Financial Securities or; 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Manulife Financial Securities.


C. FIDELITY BOND AND OTHER LIABILITY COVERAGE

         Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage, to Manulife New York or Manulife Financial Securities as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amounts on demand. Selling Broker-Dealer and General Agent hereby indemnify and hold harmless Manulife New York and Manulife Financial Securities from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D. BINDING EFFECT

         This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without prior written consent of Manulife New York.

E. REGULATIONS

         All parties agree to observe and comply with the existing laws and rule or regulations of applicable local, state or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

F. INDEMNIFICATION

         1) Manulife Financial Securities and Manulife New York agree to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Exchange Act of 1933 ("1993 Act"), the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or for the shares of Manufacturers Investment Trust ("Trust") filed pursuant to the 1933 Act, or any prospectus included as a part thereof, as from time to time amended and supplemented. Manulife Financial Securities and Manulife New York agree to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Exchange Act of 1933, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any advertisement or sales literature approved in writing by Manulife New York and pursuant to Section V, Paragraph E of this Agreement.

         2) Selling Broker-Dealer and General Agent agree to indemnify and hold harmless Manulife Financial Securities and Manulife New York, their officers, directors, and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: a) any oral or written misrepresentations by Selling Broker-Dealer or General Agent or their officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Trust Shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife New York pursuant to Section V, Paragraph E, of this Agreement, or b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

G. NOTICES

         All notices or communications shall be sent to the address shown in this Agreement, or to such other address as the party may request, by giving written notice to the other parties.


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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

H. GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

I. AMENDMENT OF AGREEMENT

         Manulife Financial Securities and Manulife New York reserve the right to amend this Agreement in writing at any time. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent five or more business days after notice of any such amendment has been sent to the other parties shall constitute agreement to such amendment.

J. GENERAL AGENT AS BROKER-DEALER

         If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and thus Agreement shall be binding and enforceable in both capacities.

K. COMPLAINTS AND INVESTIGATIONS

         General Agent, Selling Broker-Dealer, Manulife Financial Securities and Manulife New York agree to cooperate fully in the event of any regulatory investigation, inquiry or proceedings, judicial proceedings or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceedings or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within 10 days of obtaining knowledge of the same; and 2) in the case of a customer complaint the involved parties will consult with each other prior to sending any written response with respect to such complaint.

L. TERMINATION

         This Agreement may be terminated without cause, by any party upon thirty (30) days' prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if, in connection with securities regulated contracts, Manulife Financial Securities and or Selling Broker-Dealer shall cease to be a registered broker-dealer under the 1934 Act and a member of the NASD.

M. RECORDS

         Records or information obtained hereunder by the General Agent and any sub-agent shall not be disclosed or used except as expressly authorized herein, and the General Agent and sub-agents hereby agree to keep such records and information confidential, to be disclosed only as authorized or if expressly required by law or regulation. Manulife New York shall have the right during normal business hours and upon ten days' prior written notice to inspect the books and records of the General Agent relating to the Contracts sold under this Agreement. Such books and records shall be complete and kept at the General Agents' principal place of business in a good and legible condition for a period of six full calendar years after the year of termination of this Agreement, during which time this audit right shall continue.


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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

N. ADDRESS FOR NOTICES

For The Manufacturers Life Insurance Company of New York:
        100 Summit Lake Drive
        Second Floor
        Valhalla, NY 10595

For Manulife Financial Securities LLC:
        200 Bloor Street East
        Toronto, Ontario, Canada M4W 1E5


For Selling Broker-Dealer:

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------
(Name and Title)                          (Name and Title)

For General Agent:

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------
(Name and Title)                          (Name and Title)

         This Agreement shall be effective upon execution by General Agent and Selling Broker-Dealer, and delivery of the Agreement to Manulife Financial Securities.

         Any modifications to this Agreement will not be effective until approved by Manulife New York and Manulife Financial Securities.

MANULIFE FINANCIAL SECURITIES LLC
by
THE MANUFACTURERS LIFE                    --------------------------------------
INSURANCE COMPANY (USA),                  (Selling Broker-Dealer)
Managing Member




BY: /s/ Gary Buchanan                     BY:
   -----------------------------------        ----------------------------------
   GARY BUCHANAN, ASST. VICE PRESIDENT

--------------------------------------    --------------------------------------
(Print Name and Title)                    (Print Name and Title)

THE MANUFACTURERS LIFE                    --------------------------------------
INSURANCE COMPANY OF NEW YORK             (General Agent)



BY: /s/ James D. Gallagher                BY:
   -----------------------------------        ----------------------------------
   JAMES D. GALLAGHER, PRESIDENT
--------------------------------------    --------------------------------------
(Print Name and Title)                    (Print Name and Title)


Dated:                                    Dated:
      --------------------------------          --------------------------------


                                   Page 7 of 8
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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)

                                    EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

          General Agent hereby certifies to Manulife New York that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as sub-agents submitted by General Agent. General Agent will, upon request, forward proof of compliance with same to Manulife New York in a timely manner.

          1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Manulife New York to hold himself or herself out in good faith to the general public. We vouch for each applicant.

          2. We have on file a B-300, B-301 or U-4 form, which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as a NASD registered representative. The above information in our files indicates no fact or condition that would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

          3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

          4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to Manulife New York are those of the applicant and the securities registration is a true copy of the original.

          5. We hereby warrant that the applicant is not applying for a license with Manulife New York in order to place insurance chiefly and solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

          6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of all or any risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

         7. We will not permit any applicant to transact insurance as an agent until duly licensed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

         8. We certify that General Agent, Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which: a) applicant is appointed a Sub-agent of General Agent and a registered representative of Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities regulated Contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and c) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.


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Manulife and the block design are registered service marks and trademarks of The
Manufacturers Life Insurance Company and are used by it and its affiliates including Manulife Financial Corporation. (C) 2002 The Manufacturers Life Insurance Company of New York, Valhalla, NY. All rights reserved.

AG4003NY (01/2002)